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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF PORTER & HEDGES, L.L.P.]


                                 April 6, 1999


Smith International, Inc.
16740 Hardy Street
P.O. Box 60068
Houston, Texas 77205


         Re: SMITH INTERNATIONAL, INC. REGISTRATION STATEMENT ON FORM S-8; SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN EFFECTIVE AS OF OCTOBER 1, 1993

Gentlemen:

         We have acted as counsel to Smith International, Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended for the registration of deferred compensation obligations (the "Obligations") of the Company, to be offered and sold under the Company's Supplemental Executive Retirement Plan (the "Plan").

         We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than the State of Texas and the Delaware General Corporation Law.
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         Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Obligations while the Registration Statement is in effect.

                                        Very truly yours,

                                        /s/ PORTER & HEDGES L.L.P.

                                        PORTER & HEDGES, L.L.P.





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